UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust V

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Defiance Daily Target 2X Long BRUN ETF	The Nasdaq Stock Market, LLC
Defiance Daily Target 2X Long FCEL ETF	The Nasdaq Stock Market, LLC
Defiance Daily Target 2X Long GRRR ETF	The Nasdaq Stock Market, LLC
Defiance Daily Target 2X Long LPTH ETF	The Nasdaq Stock Market, LLC
Defiance Daily Target 2X Long OPTX ETF	The Nasdaq Stock Market, LLC
Defiance Daily Target 2X Long ORBS ETF	The Nasdaq Stock Market, LLC
Defiance Daily Target 2X Long QTEX ETF	The Nasdaq Stock Market, LLC
Defiance Daily Target 2X Long AMPG ETF	Nasdaq Texas, LLC
Defiance Daily Target 2X Long FISN ETF	Nasdaq Texas, LLC
Defiance Daily Target 2X Long FTNT ETF	Nasdaq Texas, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-289817

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289817 and 811-24116), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-022635) on October 13, 2026, which is incorporated herein by reference.

The Trust currently consists of 48 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Defiance Daily Target 2X Long BRUN ETF	42-3741450
Defiance Daily Target 2X Long FCEL ETF	42-3710746
Defiance Daily Target 2X Long GRRR ETF	42-4003600
Defiance Daily Target 2X Long LPTH ETF	42-3806797
Defiance Daily Target 2X Long OPTX ETF	42-3835227
Defiance Daily Target 2X Long ORBS ETF	42-4031050
Defiance Daily Target 2X Long QTEX ETF	42-4058039
Defiance Daily Target 2X Long AMPG ETF	42-3710635
Defiance Daily Target 2X Long FISN ETF	42-3741545
Defiance Daily Target 2X Long FTNT ETF	42-3977357

Item 2. Exhibits

A.	Certificate of Trust of Tidal Trust V dated April 29, 2025, as filed with the state of Delaware on April 29, 2025, for Tidal Trust V (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on August 22, 2025.

B.	Declaration of Trust dated as of June 10, 2025, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on August 22, 2025.

C.	By-Laws effective June 10, 2025, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on August 22, 2025.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust V

October 14, 2026

By: /s/ Joel Weiss

Name: Joel Weiss

Title: President and Principal Executive Officer